FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
Phone: 559-222-1322
Cell: 559-282-1312

CENTRAL VALLEY COMMUNITY BANCORP
SUCCESSFULLY COMPLETES ACQUISITION OF FOLSOM LAKE BANK

FRESNO, CALIFORNIA… October 2, 2017… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), a bank holding company headquartered in Fresno, California and the parent company of Central Valley Community Bank (Bank), announced today the successful completion of the previously announced acquisition of Folsom Lake Bank (OTCQB:FOLB), headquartered in Folsom, California, effective October 1, 2017. As part of the acquisition, Folsom Lake Bank (FLB) with three full-service branches located in Folsom, Rancho Cordova, and Roseville merged with and into Central Valley Community Bank.
The acquisition, which was first announced on April 27, 2017, was concluded following receipt of Folsom Lake Bank shareholder approval and all required regulatory approvals. As of June 30, 2017, Folsom Lake Bank had total assets of $205,880,000. On a pro forma consolidated basis with Folsom Lake Bank at June 30, 2017, the Company would have had approximately $1.7 billion in assets and 24 branches throughout California’s San Joaquin Valley and Greater Sacramento Region. The Folsom Lake Bank name and physical signage change to Central Valley Community Bank will be completed in February 2018. The conversion of all operational systems is planned for the weekend of February 9-11, 2018.
In connection with the merger, the Company is issuing an aggregate of approximately 1.28 million shares of its common stock and will assume the stock option plan and outstanding stock options of Folsom

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Lake Bank. Based on the closing price of the Company’s common stock on September 29, 2017 of $22.30 per share, the aggregate consideration to be paid to Folsom Lake Bank common shareholders is approximately $28.47 million.

The Central Valley Community Bancorp and Central Valley Community Bank directors and management team, led by James M. Ford, President and CEO, will continue to lead the combined team of professional bankers. Robert Flautt, President, CEO and Director of Folsom Lake Bank, will remain with Central Valley Community Bank through a transition period. This merger with Folsom Lake Bank represents the fifth acquisition for Central Valley Community Bancorp, which acquired Sierra Vista Bank on October 1, 2016; Visalia Community Bank on July 1, 2013; Service 1st Bancorp and its subsidiary Service 1st Bank on November 12, 2008; and Bank of Madera County on January 1, 2005.
“First and foremost, we are honored to combine our two like-minded community banks, each known for its incredible customer advocacy, deep commitment to business, and active service to the community. It has been a privilege to work with our collective teams to finalize this acquisition, which will enrich the Company’s future performance with the addition of truly outstanding new team members and loyal customers who value the same excellent quality service standards as Central Valley Community Bank,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“We look forward to continued growth in this vital region of California through the valued referrals of satisfied customers. In less than two short years, we have expanded our footprint in the Greater Sacramento Area from one branch focused primarily on commercial lending, to multiple full-service branches spanning Folsom, Fair Oaks, Cameron Park, Rancho Cordova and Roseville, helping to fulfill our long-term strategy for northern California expansion,” concluded Ford.
Folsom Lake Bank was established in 2007 as a full-service bank headquartered in Folsom, California Folsom Lake Bank operated offices in Folsom, Rancho Cordova, and Roseville California. Its principal commitment has been to provide the communities surrounding Folsom Lake with a true independent bank for its businesses and residents.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY and as of June 30, 2017 has reported assets of $1,444,836,000. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 24 full service offices in Cameron Park,

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Clovis, Exeter, Fair Oaks, Folsom, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Rancho Cordova, Roseville, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Central Valley Investment Services are provided by Investment Centers of America, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Gary D. Gall, Steven D. McDonald, Louis McMurray, and William S. Smittcamp. Sidney B. Cox is Director Emeritus. More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
Central Valley Community Bancorp received advisory services and a fairness opinion from Keefe, Bruyette & Woods, and James Dyer, from Buchalter, a professional corporation served as legal advisor. Folsom Lake Bank received advisory services and a fairness opinion from Sandler O’Neill + Partners, L.P., and its legal counsel was Keith Holmes of King, Holmes, Paterno & Soriano, LLP.

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ATTACHMENT: Central Valley Community Bancorp logo

Forward-looking Statements - Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; (7) the expected cost savings, synergies and other financial benefits for the acquisition might not be realized within the expected time frames or at all; and (8) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

Central Valley Community Bancorp will undertake no obligation to revise or publically release any revision or update to the forward looking statements to reflect events or circumstances that occur after the date on which statements were made.

Central Valley Community Bancorp has filed a registration statement with the SEC, including a proxy statement/prospectus and other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus is available for free, both on the SEC website (http://www.sec.gov) and from Central Valley Community Bancorp and Folsom Lake Bank.